EXHIBIT 99.1

For Immediate Release

Contact:

Lisa Gordon, VP of Business Development

Advanced Magnetics, Inc.

(617) 497-2070

lgordon@advancedmagnetics.com

ADVANCED MAGNETICS ANNOUNCES DESIGN OF PHASE III IRON

THERAPY PROGRAM FOR FERUMOXYTOL

Cambridge, MA (March 3, 2006) – Advanced Magnetics, Inc. (AMEX: AVM) today announced the design of its Phase III development program for ferumoxytol as an intravenous iron replacement therapeutic following a series of communications with the U.S. Food and Drug Administration (FDA).

With guidance from the FDA given during a recent telephone conference, Advanced Magnetics has established that the primary efficacy analysis for the three Phase III efficacy studies will be the comparison of the mean change in hemoglobin from baseline between ferumoxytol and oral iron. Based on this primary efficacy analysis, fewer patients will need to be enrolled in the ferumoxytol chronic kidney disease (CKD) and hemodialysis (HD) efficacy studies than the company anticipated at the time of its August 2005 press release. Each of the three Phase III efficacy studies has two treatment groups: one receiving two 510 mg doses of ferumoxytol and one receiving 200 mg of elemental iron daily for three weeks. Advanced Magnetics also established the overall number of subjects to be provided in the integrated safety database as part of the company’s New Drug Application (NDA) for ferumoxytol as an intravenous iron replacement therapeutic.

“We are very encouraged by our positive discussions with the FDA,” stated Brian J.G. Pereira, MD, President of Advanced Magnetics. “We plan to continue this productive dialogue with the FDA as we move our iron replacement therapy program forward.”

Ferumoxytol, the key product in Advanced Magnetics’ development pipeline, is in Phase III multi-center clinical trials for use as an iron replacement therapeutic in chronic kidney disease patients, whether or not on dialysis.

About Advanced Magnetics

Advanced Magnetics, Inc. is a developer of superparamagnetic iron oxide nanoparticles used in pharmaceutical products. As a leader in our field, we are dedicated to the development and commercialization of our proprietary nanoparticle technology for use in therapeutic iron compounds to treat anemia, as well as novel imaging agents to aid in the diagnosis of cancer and cardiovascular disease. For more information about us, please visit our website at http://www.advancedmagnetics.com, the content of which is not part of this press release.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws. Any statements contained in this press release

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that do not describe historical facts, including but not limited to, statements regarding the final efficacy analysis for our Phase III ferumoxytol studies, our expectation that we will be required to enroll fewer patients in our Phase III efficacy studies and our expectation regarding the number of patients to be enrolled in our Phase III safety study, our encouragement by and plans to continue our ongoing dialogue with the FDA regarding ferumoxytol, our goal of filing an NDA for ferumoxytol by mid-2007, and our commitment to bringing in the resources necessary to successfully launch ferumoxytol, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include the following: (1) the possibility that we may not be able to successfully complete the clinical development of ferumoxytol, or may not be able to complete the development in a timely or cost-effective manner, due to the timing of enrollment of patients in the Phase III studies, unexpected results from our clinical sites, inadequate performance by third-party service providers involved in the conduct of the clinical trials, deficiencies in the design or oversight by us of these trials, or any other factor causing an increase in expenses, a delay and/or a negative effect on the results of the clinical studies for ferumoxytol; (2) uncertainties surrounding the timing and results of FDA interactions regarding the clinical development of ferumoxytol and our ability to obtain regulatory approval for ferumoxytol from the FDA; (3) the possibility that the results of past ferumoxytol studies may not be replicated in future studies; (4) the possibility that we may not be able to raise additional capital on terms and on a timeframe acceptable to us, if at all; (5) uncertainties relating to our patents and proprietary rights; and (6) other risks identified in our Securities and Exchange Commission filings. We caution readers not to place undue reliance on any forward-looking statements which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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